UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 2, 2021

QAD Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35013	77-0105228
(State or other jurisdiction	(Commission	(IRS Employer Identification Number)
of incorporation)	File Number)

100 Innovation Place, Santa Barbara, California	93108
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code (805) 566-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	QADA	NASDAQ Global Select Market
Class B Common Stock, $0.001 par value	QADB	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On November 2, 2021, QAD Inc. (the “Company”) reconvened the special meeting of stockholders which was adjourned on October 15, 2021 (the “Special Meeting”) to consider certain proposals related to the Agreement and Plan of Merger, dated as of June 27, 2021 (the “Merger Agreement”), by and among the Company, QAD Parent, LLC, a Delaware limited liability company (f/k/a Project Quick Parent, LLC) (“Parent”) and Project Quick Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), which provides, subject to the satisfaction or waiver of certain conditions, that Merger Sub will merge with and into the Company (the “Merger”).

As of September 7, 2021, the record date for the Special Meeting, there were 17,662,585 shares of the Company’s Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”), and 3,344,775 shares of the Company’s Class B Common Stock, par value $0.001 per share (the “Class B Common Stock” and together with the Class A Common Stock, the “Shares”) outstanding. At the Special Meeting, a total of 18,486,129 Shares, equivalent to 3,901,208 votes, representing approximately 87.99% of the outstanding Shares entitled to vote, equivalent to approximately 92.27% of the voting power of the outstanding Shares entitled to vote, were present in person or by proxy, constituting a quorum to conduct business.

At the Special Meeting, the following proposals were considered:

(1)	Merger Agreement Proposal. The proposal to approve and adopt the Merger Agreement, and approve the transactions contemplated thereby, including the Merger.

(2)	Golden Parachute Proposal. The non-binding, advisory proposal to approve certain compensation arrangements for the Company’s named executive officers in connection with the Merger.

(3)

Adjournment Proposal. The proposal to approve one or more proposals to adjourn the Special Meeting, if necessary or appropriate, including adjournments to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Agreement Proposal.

For more information on each of these proposals, see the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on September 9, 2021 (supplemented on September 27, 2021 and October 12, 2021).

Approval of the Merger Agreement Proposal required the affirmative vote of holders of (i) a majority of the voting power of all outstanding Shares entitled to vote, voting as a single class, and (ii) a majority of the voting power of all outstanding Shares, voting as a single class, that are not owned, beneficially or of record, by Pamela M. Lopker, the Company’s founder and President, and certain entities affiliated with Ms. Lopker (together with Ms. Lopker, the “Lopker Entities”), their respective affiliates, or any executive officer or director of the Company.

Approval of the Golden Parachute Proposal required the affirmative vote of a majority of the Shares present in person or represented by proxy at the Special Meeting and entitled to vote thereon.

Approval of the Adjournment Proposal required the affirmative vote of a majority of the Shares present in person or represented by proxy at the Special Meeting and entitled to vote thereon, whether or not a quorum is present.

For each of the Merger Agreement Proposal, the Golden Parachute Proposal and the Adjournment Proposal, holders of Class A Common Stock and Class B Common Stock voted together as a single class. Each record holder of Class A Common Stock was entitled to 1/20th of the vote for each share of Class A Common Stock owned of record on the record date and each holder of Class B Common Stock was entitled to one (1) vote for each share of Class B Common stock owned of record on the record date.

All three proposals were approved by the requisite vote of the Company’s stockholders. The final voting results for each proposal are described below.

(1) Merger Agreement Proposal:

The total number of the votes (based on the voting power of Shares entitled to vote) with respect to the Merger Agreement Proposal were as follows:

For	Against	Abstain
3,819,437	80,682	1,089

The total number of votes (based on the voting power of Shares, not owned, beneficially or of record, by the Lopker Entities, their respective affiliates, or any executive officer or director of the Company, entitled to vote) with respect to the Merger Agreement Proposal were follows:

For	Against	Abstain
844,891	80,682	1,089

(2) Golden Parachute Proposal:

The total number of the votes (based on the voting power of Shares entitled to vote) with respect to the Golden Parachute Proposal were as follows:

For	Against	Abstain
3,377,767	482,591	40,850

(3) Adjournment Proposal:

The total number of the votes (based on the voting power of Shares entitled to vote) with respect to the Adjournment Proposal were as follows:

For	Against	Abstain
3,696,478	202,246	2,484

Because the Merger Agreement Proposal was adopted by the requisite vote, no adjournment to solicit additional proxies was necessary.

Item 8.01. OTHER EVENTS.

On November 2, 2021, the Company issued a press release (the “Press Release”) announcing the preliminary results of the Special Meeting. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release, dated November 2, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	November 2, 2021	QAD INC.

		By:	/s/ Daniel Lender
Name: Daniel Lender
Title: Chief Financial Officer